Exhibit 10.1

AMENDED AND RESTATED
ACCENTURE PLC
2010 SHARE INCENTIVE PLAN
FORM OF
RESTRICTED SHARE UNIT AGREEMENT

Participant:	Date of Grant:
Number of RSUs:	Date of Issuance or Transfer of Shares:

        1.    Grant of RSUs. The Company hereby grants the number of restricted share units (“RSUs”) listed above to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Amended and Restated Accenture plc 2010 Share Incentive Plan (as amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

        2.    Form and Timing of Issuance or Transfer.

        (a)    The Company shall issue or cause there to be transferred to the Participant, twelve (12) months following the Date of Grant, a number of Shares equal to the aggregate number of RSUs granted to the Participant under this Agreement (as adjusted pursuant to the terms hereof, including Sections 4 and 12); provided, however, if the Participant’s service with the Company terminates due to the Participant’s death, the Company shall issue or cause to be transferred to the Participant’s estate a number of Shares equal to the aggregate number of RSUs granted to the Participant hereunder (as adjusted pursuant to the terms hereof, including Sections 4 and 12) as soon as practicable following such termination of service.

        (b)    Upon the issuance or transfer of Shares in accordance with Section 2(a) of this Agreement, the aggregate number of RSUs granted to the Participant under this Agreement shall be extinguished.

        3.    Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Participant shall be increased by a number equal to the product of (a) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (b) the number of Shares (including any fraction thereof) payable as a dividend on a Share. For the avoidance of doubt, any additional RSUs granted pursuant to this Section 3 shall be subject to the terms and conditions contained in this Agreement.

        4.    Adjustments Upon Certain Events. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other similar events (collectively, an “Adjustment Event”), the Committee may, in its sole discretion, adjust any Shares or RSUs subject to this Agreement to reflect such Adjustment Event.

        5.    Data Protection. The Participant consents to the collection and processing (including international transfer) of personal data as set out in Exhibit A for the purposes specified therein.

        6.    No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the name of the Participant or his or her estate in the Company’s register of shareholders.

        7.    Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable U.S. Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant or to ensure compliance with any additional transfer restrictions that may be in effect from time to time, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

        8.    Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any Affiliate. Any Shares issued or transferred to the Participant shall be subject to compliance by the Participant with such policies as the Committee or the Company may deem advisable from time to time, including, without limitation, the policies relating to minimum equity holding requirements. Such policies shall be binding upon the permitted respective legatees, legal representatives, successors and assigns of the Participant.

        9.    Choice of Law and Dispute Resolution.

        (a)    THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND ANY AND ALL DISPUTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        (b)    Subject to subsections (c) through (f), any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance and/or termination of this Agreement and any amendment thereto or any other equity award in the Company previously granted to the Participant, whether under the Plan or otherwise (including without limitation the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York, in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce (“ICC”), except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the ICC shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. In the event of any arbitration between the parties, the Company shall consent to a request by the Participant to hold arbitral proceedings, including any evidentiary hearings, in the country in which the Participant principally conducts his/her business for the convenience of the parties and witnesses, it being understood, however, that the legal situs of the arbitration shall remain in New York. Each side will bear its own costs and attorneys’ fees.

        (c)     Either party may bring an action or proceeding in any court having jurisdiction thereof, for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and/or in support of the arbitration as permitted by any applicable arbitration law and, for the purposes of this subsection (c), each party expressly consents to the application of subsections (e) and (f) to any such suit, action or proceeding.

        (d)    Judgment on any award(s) rendered by the tribunal may be entered in any court having jurisdiction thereof.

        (e)    (i)    Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Courts located in New York, United States for the purpose of any suit, action or proceeding brought in accordance with the provisions of subsection (c). The parties acknowledge that the forum designated by this subsection (e) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.

            (ii)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to any right to assert personal jurisdiction in any other forum or to the laying of venue of any suit, action or proceeding brought in any court referred to in subsection (e)(i) pursuant to subsection (c) and such parties agree not to plead or claim the same, or to seek anti-suit relief or any other remedy to deny the arbitral jurisdiction referred to in subsection (b).

        (f)    The parties agree that if a suit, action or proceeding is brought under subsection (c) proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and they irrevocably appoint the General Counsel of the Company, c/o Accenture, 161 N. Clark Street, Chicago, IL 60601 (or, if different, the then-current principal business address of the duly appointed General Counsel of the Company) as such party’s agent for service of process in connection with any such action or proceeding and agree that service of process upon such agent, who shall promptly advise such party of any such service of process, shall be deemed in every respect effective service of process upon the party in any such action or proceeding.

        10.      Severability. This Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court or appointed arbitrator holds any provision of this Agreement to be invalid or unenforceable, then, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.    RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

        12.    Tax Withholding. The Participant shall, to the extent required by applicable law or regulations, be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall withhold from any issuance or transfer of Shares due in connection with the RSUs under this Agreement or under the Plan, applicable withholding taxes and social insurance contributions required to be withheld with respect to the RSUs, this Agreement or any issuance or transfer under this Agreement or under the Plan.

        13.    Electronic Delivery. The Company may, in its sole discretion, deliver by electronic means any documents related to the RSUs or the Participant’s future participation in the Plan. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

        14.    Additional Requirements. The Company reserves the right to impose other requirements on the RSUs, any Shares acquired pursuant to the RSUs and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the RSUs and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements, undertakings or additional documents that may be necessary to accomplish the foregoing.

        15.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        16.    Entire Agreement. This Agreement, including the Plan, as provided therein, contains the entire agreement between the parties with respect to the subject matter therein and supersedes all prior oral and written agreements between the parties pertaining to such matters.

        17.    Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        18.    Rule 16b-3. The grant of the RSUs to the Participant hereunder, including any additional RSUs delivered pursuant to Section 3 hereof, is intended to be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) pursuant to Rule 16b-3 promulgated under the Exchange Act, including without limitation, any transaction involving a sale to the Company or any Affiliate where the purpose of such sale is to satisfy tax or similar withholding obligations required upon the delivery of Shares.

        19.    Insider Trading / Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company’s policy on insider trading. The Participant further acknowledges that the Participant may be subject to local insider trading and/or market abuse laws and regulations that are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and that the Participant should consult the Participant’s personal advisor on this matter.

        20.     Recoupment. The RSUs granted under this Agreement, and any Shares issued or any payments made in respect thereof, shall be subject to any recoupment policy that the Company may adopt from time to time, to the extent that any such policy is applicable to the Participant.

        21.    Amendments. The rights and obligations under this Agreement and their enforceability are subject to local tax and foreign exchange laws and regulations and, in this sense, the terms and conditions contained herein may be amended at the sole discretion of the Company and/or the Committee in order to comply with any such laws and regulations.

        IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Unit Agreement.

ACCENTURE PLC By: Joel Unruch General Counsel & Corporate Secretary
PARTICIPANT By: ________________________________ Name:_______________________________

EXHIBIT A

DATA PROTECTION PROVISION

(a)By participating in the Plan or accepting any rights granted under it, the Participant consents to and authorizes the collection, processing and transfer by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates for the purposes of fulfilling their obligations and exercising their rights under the Plan, issuing certificates (if any), statements and communications relating to the Plan and generally administering and managing the Plan, including keeping records of analysis of and reporting on participation levels and other information about the Plan from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision.

This includes the following categories of data (“Data”):

(i)Data already held in the Participant's records such as the Participant's name and address, ID number, payroll number and length of service;

(ii)Data collected upon the Participant accepting the rights granted under the Plan (if applicable);

(iii)Data subsequently collected by the Company or any of its Affiliates in relation to the Participant's continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which shares were granted, termination of service); and

(iv)Other personal information about the Participant, including, but not limited to, telephone number, date of birth, social insurance number, tax identification number, resident registration number or other identification number, compensation, nationality, job title or any other information necessary for implementing, administering, and managing the Plan.

(b)Access to the Participant’s personal Data within the Company will be limited to those employees who have a need to know the information for the purposes described in this Exhibit A, which may include personnel in HR, IT, Compliance, Legal, Finance and Accounting, Corporate Investigations and Internal Audit.

(c)The Company and its Affiliates shall retain the Data of the Participant for as long as necessary for the above mentioned purposes. In particular:

•the Company retains the Participant’s Data during the term of the Plan;

•the Company retains the Participant’s Data where it is required to do so by a legal obligation to which it is subject;

•the Company retains the Participant’s Data where this is advisable to safeguard or improve the Company’s legal position (for instance in relation to statutes of limitations, litigation, or regulatory investigations).

(d)This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates. The Participant has the right to withdraw its consent at any time by contacting the Company’s data protection officer at dataprivacyofficer@accenture.com.

(e)In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and to the following third parties for the purposes described in paragraph (a) above:

(i)Plan administrators, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;

(ii)regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law or otherwise deemed necessary by the Company or its Affiliates;

(iii)actual or proposed merger partners or proposed assignees of, or those taking or proposing to take security over, the business or assets of the Company or its Affiliates and their agents and contractors;

(iv)other third parties to whom the Company or its Affiliates may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and

(v)the Participant's family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.

Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or the European Economic Area. Countries to which data are transferred include the USA and Ireland and other locations where the Company and its Affiliates, as applicable, administer the Plan. The Company has internal policies to ensure an equivalent level of protection is in place across the Company’s worldwide organization. Any transfers of the Participant’s personal Data to other offices of the

Company will be governed by the Company’s binding corporate rules (a copy of which can be found at https://www.accenture.com/us-en/about/binding-corporate-rules). Any international transfers of the Participant’s personal Data to third parties (including those outside the EEA), will be based on an adequacy decision or are governed by the standard contractual clauses (a copy of which can be obtained from dataprivacy@accenture.com).

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant has the right to be informed whether the Company or its Affiliates hold personal data about the Participant and, to the extent they do so, to have access to those personal data at no charge and require them to be corrected if they are inaccurate and to request the erasure, request the restriction of processing or object to the processing and withdraw his or her consent. The Participant also has the right to request a copy or the portability of its personal Data which it provided to the Company. The Participant is entitled to all the other rights provided for by applicable data protection law, including those detailed in any applicable documentation or guidelines provided to the Participant by the Company or its Affiliates in the past. More detailed information is available to the Participant by contacting the appropriate local data protection officer in the country in which the Participant is based from time to time. If the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above. The Participant also has the right to lodge a complaint with the competent data protection authority.

(f)The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local data contact referred to above. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan (and may result in the forfeiture of unvested RSUs). For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the data protection officer referred to above.

(g)The Participant can contact the Company as data controller of the Participant’s Data via the Company’s Data Privacy Officer (dataprivacyofficer@accenture.com) or via post, clearly marked for the attention of the Data Privacy Officer, on this address: Accenture Limited Dublin, 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland.

(h)Finally, upon request of the Company, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company) that the Company may deem necessary to obtain from the Participant for the purposes of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future.